Exhibit 10.1

December 8, 2004

WACHOVIA CAPITAL MARKETS, LLC

BEAR, STEARNS & CO. INC.,
as Representatives of the Several Underwriters

c/o Wachovia Capital Markets, LLC
901 East Byrd Street
6th Floor East
Richmond, Virginia 23219

Ladies and Gentlemen:

CBL & Associates Properties, Inc., a Delaware corporation (the “Company”) and the owner of 100% of the issued and outstanding shares of common stock of both CBL Holdings I, Inc., a Delaware corporation, and CBL Holdings II, Inc., a Delaware corporation, the general partner and a limited partner, respectively, of CBL & Associates Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and such Operating Partnership, propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 8, 2004 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Depositary Shares specified in Schedule II hereto (the “Designated Shares”) consisting of Firm Shares and any Optional Shares the Underwriters may elect to purchase.  Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement.  Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.  The Representatives designated to act on behalf of the Representatives and on behalf of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to the

Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of the Underwriters in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of the Underwriters in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering the sales of shares in excess of the Firm Shares.  Any such election to purchase Optional Shares may be exercised by written notice from the representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and one for each of the Representatives plus one for each counsel counterparts hereof, and upon acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and the Operating Partnership.

Very truly yours,

CBL & Associates Properties, Inc.

By:	/s/ John N. Foy
Name: John N. Foy
Title: Vice Chairman

CBL & Associates Limited Partnership

By CBL Holdings I, Inc.,
its general partner

By:	/s/ John N. Foy
Name: John N. Foy
Title: Vice Chairman

Accepted as of the date hereof:

Wachovia Capital Markets, LLC, as Representative of the Several Underwriters		Bear, Stearns & Co. Inc., as Representative of the Several Underwriters

By:	/s/ Teresa Hee	By:	/s/ David Granville-Smith
	Name: Teresa Hee		Name: David Granville-Smith
	Title: Director		Title: Senior Managing Director

SCHEDULE I

Underwriters	Number of Firm Shares To Be Purchased	Maximum Number of Optional Shares Which May Be Purchased

Wachovia Capital Markets, LLC	1,525,000	228,750
Bear, Stearns & Co. Inc.	1,525,000	228,750
A.G. Edwards & Sons, Inc.	1,470,000	220,500
Legg Mason Wood Walker, Incorporated	545,000	81,750
KeyBanc Capital Markets, a Division of McDonald Investments Inc.	545,000	81,750
RBC Dain Rauscher Inc.	545,000	81,750
J.J.B. Hilliard, W.L. Lyons, Inc.	130,000	19,500
Stifel, Nicolaus & Company, Incorporated	130,000	19,500
Wells Fargo Securities, LLC	130,000	19,500
Advest, Inc.	35,000	5,250
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	35,000	5,250
Davenport & Company LLC	35,000	5,250
Ferris, Baker Watts, Incorporated	35,000	5,250
Janney Montgomery Scott LLC	35,000	5,250
JVB Financial Group LLC	35,000	5,250
Keefe, Bruette & Woods, Inc.	35,000	5,250
Mesirow Financial Inc.	35,000	5,250
Morgan Keegan & Co., Inc.	35,000	5,250
Oppenheimer & Co. Inc.	35,000	5,250
Pershing Trading Company LP	35,000	5,250
Piper Jaffray	35,000	5,250
Southwest Securities, Inc.	35,000	5,250
Total	7,000,000	1,050,000

SCHEDULE II

Title Of Designated Shares:

Depositary Shares, each representing 1/10th of a share of 7.375% Series D Cumulative Redeemable Preferred Stock

Number Of Designated Shares:

Number of Firm Shares: 7,000,000

Maximum Number of Optional Shares: 1,050,000

Initial Offering Price To Public:

$25.00 per Depositary Share

Purchase Price By Underwriters:

$24.2125 per Depositary Share

Commission Payable to Underwriters:

$0.7875 per Depositary Share in Federal (same day) funds

Form of Designated Shares:

Book-entry form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of the Depository Trust Company.

Specified Funds for Payment of Purchase Price:

Federal (same day) funds

Time of Delivery:

10:00 a.m. (New York City time) on December 13, 2004

Closing Location:

Paul, Hastings, Janofsky & Walker, LLP

75 East 55th Street

New York, New York, 10022

Names And Addresses Of Representatives:

Wachovia Capital Markets, LLC 901 East Byrd Street 6th Floor East Richmond, VA 23219	Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179